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                                  EXHIBIT 23.1
                 REPORT AND CONSENT OF INDEPENDENT ACCOUNTANTS

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                       REPORT OF INDEPENDENT ACCOUNTANTS

    In connection with our audits of the supplemental consolidated financial statements of UniComp, Inc. and subsidiaries as of February 29, 1996 and February 28, 1995, and for each of the three fiscal years in the period ended February 29, 1996, which financial statements are included in the Prospectus, we have also audited the financial statement schedule listed in Item 16(b) herein.

    In our opinion, this financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

                                          COOPERS & LYBRAND L.L.P.

Atlanta, Georgia

August 23, 1996

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration statement on Form S-1 (Reg. No. 333-12209) of our report dated August 23, 1996, on our audits of the supplemental consolidated financial statements and financial statement schedule of UniComp, Inc. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Atlanta, Georgia


November 12, 1996